UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2025

Traws Pharma, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36020	22-3627252
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12 Penns Trail Newtown, PA 18940
(267) 759-3680

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	TRAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed by Traws Pharma, Inc. (the “Company”) in its filings with the SEC, on November 20, 2024, the Company received a letter from the staff of the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it was no longer in compliance with the minimum $2.5 million stockholders’ equity requirement for continued listing on Nasdaq as set forth in Listing Rule 5550(b)(1) (the “Rule”). The Company timely requested a hearing before a Hearings Panel of Nasdaq (the “Hearings Panel”). On November 14, 2024, the Hearings Panel granted the Company an exception until February 18, 2025 to demonstrate compliance with the Nasdaq listing rules.

The Company has since taken actions to attempt to regain compliance with Nasdaq listing rules. Specifically, as previously disclosed by the Company in its filings with the SEC, on December 31, 2024, the Company closed an offering of (i) up to 3,630,205 Class A Units (“Class A Units”), each Class A Unit consisting of (a) one share of the Company’s common stock or one Pre-Funded Warrant to purchase one share of Company common stock, and (b) one Series A Warrant to purchase one share of Company common stock, and (ii) 289,044 Class B Units (“Class B Units” and, together, with the Class A Units the “Units”), each Class B Unit consisting of one Pre-Funded Warrant and one Series A Warrant pursuant to the Securities Purchase Agreement, dated December 29, 2024, between the Company and the several purchasers named therein. The gross proceeds of the offering were approximately $20 million before deducting placement agent’s fees and other estimated offering expenses payable by the Company, and, if exercised in full, up to another $52.6 million upon exercise of Series A Warrants issued with the offering within 30 days of the key data read outs.

As a result of the transaction, as of the date of this filing, the Company believes it has stockholders’ equity of at least $2.5 million, as required by the Rule. The Company is awaiting confirmation from Nasdaq that it has evidenced compliance with the Rule. However, there can be no assurance that Nasdaq will determine that the Company has regained compliance with the Nasdaq continued listing rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2025	TRAWS PHARMA, INC.

	By:	/s/ Werner Cautreels
Werner Cautreels
Chief Executive Officer